NEWS RELEASE
FOR IMMEDIATE RELEASE
Investor Contact:
Heide Erickson
Capella Education Company
612-977-5172
Heide.Erickson@capella.edu
Media Contact:
Irene Silber
Capella Education Company
612-977-4132
Irene.Silber@capella.edu
Capella Education Company Reports First Quarter 2007 Results
Revenue Increased 26 Percent; Enrollment Up 21 Percent
MINNEAPOLIS, May 7, 2007 — Capella Education Company (NASDAQ: CPLA), a provider of exclusively online post-secondary education through its wholly owned subsidiary Capella University, today announced financial results for the three months ended March 31, 2007.
•	Revenues for the three months ended March 31, 2007 increased by 26.2 percent to $52.8 million, compared to $41.9 million in the first quarter of 2006.

•	Total active enrollment increased by 21.3 percent to 19,151 learners from the same period in 2006.

•	Operating income in the three months ended March 31, 2007 was $5.0 million or 9.5 percent of revenue, compared to $1.9 million or 4.5 percent of revenue during the same period in 2006.

•	The tax rate for first quarter 2007 was 36.9 percent, compared to 39.9 percent for fiscal year 2006.

•	Net income for the first quarter 2007 was $3.8 million, compared to $1.6 million in the first quarter of 2006.

•	Diluted net income per share was $0.23 in the first quarter of 2007, compared to $0.14 in the first quarter of 2006.
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Capella Education Company Reports First Quarter 2007 Results
“We are pleased with our results for the first quarter of 2007,” said Stephen Shank, chairman and chief executive officer of Capella Education Company. “We achieved strong revenue and enrollment growth and operating performance improvements. Additionally, we introduced three new degree programs and seven new specializations during the quarter. We also continued to leverage our exclusively online, data-rich environment to deliver a superior learning experience and superior learning outcomes and to further build our brand differentiation,” concluded Shank.
“Operating margins were positively affected by the timing of hiring in our academic support functions,” said Lois Martin, senior vice president and chief financial officer. “This was partially offset by investments in targeted marketing, online media, and recruiting focused on building Capella brand differentiation and increasing new enrollment effectiveness within our target markets,” continued Martin. “Net income was positively affected by a lower tax rate, primarily due to tax planning strategies related to use of tax-exempt investments, along with strong operating performance,” concluded Martin.
Balance Sheet and Cash Flow
As of March 31, 2007, the Company had cash, cash equivalents and marketable securities of $90.8 million and no debt, compared to $87.7 million in cash, cash equivalents and marketable securities and $12,000 in debt at year-end 2006. Cash flow from operations was $6.3 million during the first quarter of both 2006 and 2007, primarily due to increased net income, offset by timing of vendor payments. Capital expenditures were $3.6 million for the three months ended March 31, 2007, which compares to $3.8 million in capital expenditures in the first quarter of 2006. The Company continues to invest in an Enterprise Resource Planning system, scheduled for completion in 2008. Depreciation and amortization was $2.4 million for the three months ended March 31, 2007 and $2.1 million for the same period in 2006.
Outlook
For the second quarter ending June 30, 2007, enrollment is expected to grow by 21 to 22 percent and revenue by approximately 22 to 23 percent compared to the second quarter of 2006. The operating margin is anticipated to be approximately 10.0 to 10.5 percent of total revenue.
“We are pleased by our 2007 year-to-date results and also our outlook for the second quarter 2007,” said Martin. “We are increasing our guidance for full-year revenue and enrollment growth to a range of 20 to 22 percent and annual operating margins to 11.0 to 12.0 percent of revenue. Marketing and promotional expenses are expected to remain relatively flat as a percent of revenue from 2006 to 2007,” concluded Martin.
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Capella Education Company Reports First Quarter 2007 Results
Forward-Looking Statements
Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.
Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; regional accreditation standards and state and regional regulatory requirements; changes in funding for Title IV programs; responding to governmental inquiries into our financial aid practices; attracting and retaining learners; updating and expanding the content of existing programs and developing new programs; the review of our business and financial aid practices by governmental authorities, including issuance of draft and final audit reports of the Office of Inspector General of the U.S. Department of Education arising out of its ongoing compliance audit of Capella University; changes in applicable federal and state laws and regulations and accrediting agency policies; maintaining and expanding existing commercial relationships with employers and developing new such relationships; our failure to keep up with advances in technology important to the online learner experience; our ability to manage growth effectively; the successful implementation of our Enterprise Resource Planning system; and risks associated with the overall competitive environment and general economic conditions.
Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our Form 10-K and our most recent Form S-1 on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.
Conference Call
Capella will discuss its first quarter 2007 results and second quarter 2007 outlook during a conference call scheduled today, May 7, at 9:30 a.m. Eastern time (ET). To participate in the live call, investors should dial (888) 802-2278 (domestic) or (913) 312-1264 (international) at 9:20 a.m. (ET). The webcast will be available on the Capella Education Company Web site at www.capellaeducation.com.
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Capella Education Company Reports First Quarter 2007 Results
A replay of the call will be available from May 7 through May 13, 2007, by calling (888) 203-1112 (domestic) or (719) 457-0820 (international), passcode 6073994. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.
About Capella Education Company
Founded in 1991, Capella Education Company is an exclusively online post-secondary education services company. Through our wholly owned subsidiary, Capella University, regionally accredited by The Higher Learning Commission*, we offer a variety of doctoral, master’s and bachelor’s online degree programs, in the following disciplines: business, organization and management; education; psychology; human services; and information technology. Our academic offerings combine competency-based curricula with the convenience and flexibility of an online learning format. As of March 31, 2007, Capella University offered over 800 online courses and 16 academic programs with 82 specializations to approximately 19,200 learners.
*Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org.
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Capella Education Company Reports First Quarter 2007 Results
CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets

	As of March 31,	As of December 31,
	2007	2006
	(Unaudited)
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$23,373	$22,491
Short-term marketable securities	67,465	65,170
Accounts receivable, net of allowance of $938 at 3/31/2007 and $1,119 at 12/31/2006	7,087	7,401
Prepaid expenses and other current assets	3,827	3,703
Deferred income taxes	1,797	1,800

Total current assets	103,549	100,565
Property and equipment, net	30,798	28,749

Total assets	$134,347	$129,314

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,934	$5,113
Accrued liabilities	19,950	18,598
Income taxes payable	2,467	214
Deferred revenue	7,453	7,488
Current portion of capital lease obligations	—	5

Total current liabilities	31,804	31,418
Deferred rent	1,656	1,813
Capital lease obligations	—	7
Deferred income taxes	2,181	2,331

Total liabilities	35,641	35,569
Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares — 100,000
Issued and outstanding shares — 16,028 at 3/31/2007 and 16,002 at 12/31/2006	160	160
Additional paid-in capital	157,627	156,513
Accumulated other comprehensive income (loss)	(4)	(7)
Retained earnings (accumulated deficit)	(59,077)	(62,921)

Total shareholders’ equity	98,706	93,745

Total liabilities and shareholders’ equity	$134,347	$129,314

Capella Education Company Reports First Quarter 2007 Results
CAPELLA EDUCATION COMPANY
Consolidated Statements of Income

	Three Months Ended March 31,
	2007	2006
	(Unaudited)
	(In thousands, except per
	share amounts)
Revenues	$52,824	$41,858
Costs and expenses:
Instructional costs and services	23,523	20,375
Marketing and promotional	18,320	14,309
General and administrative	5,981	5,290

Total costs and expenses	47,824	39,974

Operating income	5,000	1,884
Other income, net	1,092	916

Income before income taxes	6,092	2,800
Income tax expense	2,248	1,158

Net income	$3,844	$1,642

Net income per common share:
Basic	$0.24	$0.14

Diluted	$0.23	$0.14

Weighted average number of common shares outstanding:
Basic	16,015	11,653

Diluted	16,700	11,988

Capella Education Company Reports First Quarter 2007 Results
CAPELLA EDUCATION COMPANY
Unaudited Other Information
(In thousands, except enrollment amounts)

	Three Months Ended
	March 31,
	2007	2006
Depreciation and amortization	$2,410	$2,059
Net cash flow provided by operating activities	6,281	6,343
Capital expenditures	3,556	3,818

Enrollment by Degree(a):	March 31,
	2007	2006	% Change
Doctoral	7,865	6,816	15%
Master’s	8,256	6,303	31%
Bachelor’s	2,937	2,555	15%
Other	93	118	(21%)

Total	19,151	15,792	21%

(a)	Enrollment as of March 31, 2007 and 2006 is the enrollment as of the last day of classes for the quarter ended March 31, 2007 and 2006, respectively.